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

                                                                    Exhibit 99.1

Heller Equipment Asset Receivables Trust 1999-1
-----------------------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Collections and Distribution

                                                                             For the year ended
        January 31, 2000                                                      December 31, 1999
                                                                             ------------------

Available Amounts
-----------------
        Scheduled Payments plus Payaheads, net of Excluded Amounts             107,169,753.11
        Prepayment Amounts                                                      25,820,916.06
        Recoveries                                                                 244,074.41
        Investment Earnings on Collection Account and Reserve Fund                 194,511.25
        Late Charges                                                                62,412.97
        Servicer Advances                                                        8,279,833.51

        Total Available Amounts                                                141,771,501.31
        ----------------------                                                 --------------

Payments on Distribution Date
-----------------------------
        Trustee Fees (only applicable pursuant to an Event of Default)                   0.00
        Unreimbursed Servicer Advances to the Servicer                                   0.00
        Servicing Fee, if Heller Financial, Inc. is not the Servicer                     0.00
        Interest due to Class A-1 Notes                                          2,689,088.86
        Interest due to Class A-2 Notes                                          2,562,343.86
        Interest due to Class A-3 Notes                                          5,436,173.35
        Interest due to Class A-4 Notes                                          1,286,947.47
        Interest due to Class B Notes                                              410,889.99
        Interest due to Class C Notes                                              364,859.02
        Interest due to Class D Notes                                              258,959.51
        Class A-1 Principal Payment Amount                                     127,596,117.38
        Class A-2 Principal Payment Amount                                               0.00
        Class A-3 Principal Payment Amount                                               0.00
        Class A-4 Principal Payment Amount                                               0.00
        Class B Principal Payment Amount                                                 0.00
        Class C Principal Payment Amount                                                 0.00
        Class D Principal Payment Amount                                                 0.00
        Additional Principal to Class A-2 Notes                                          0.00
        Additional Principal to Class A-3 Notes                                          0.00
        Additional Principal to Class A-4 Notes                                          0.00
        Additional Principal to Class B Notes                                            0.00
        Additional Principal to Class C Notes                                            0.00
        Additional Principal to Class D Notes                                            0.00
        Servicing Fee, if Heller Financial, Inc. is the Servicer                   487,413.16
        Deposit to the Reserve Fund                                                678,708.71
        Excess to Certificateholder                                                      0.00
        Total distributions to Noteholders and Certificateholders              141,771,501.31
        ---------------------------------------------------------              --------------

Heller Equipment Asset Receivables Trust 1999-1
-------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Collections and Distribution

                                                                               For the year ended
                                                                               December 31, 1999
                                                                               ------------------
        Class A-1 Maturity Date                                                          05/14/03
(i)     Opening Class A-1 principal balance                                        130,040,761.00
        Class A-1 Principal Payment Amount due (lesser of (i) or (iv))             129,443,068.11
        Class A-1 Principal Payment Amount distribution                            127,596,117.38

        Class A-1 Principal Balance after current distribution                       2,444,643.62


Class A-2 Principal Schedule
----------------------------

        Opening Class A-2 principal balance                                         66,680,434.00
        Class A-2 Principal Payment Amount distribution                                      0.00

        Class A-2 principal balance after current distribution                      66,680,434.00


Class A-3 Principal Schedule
----------------------------

        Opening Class A-3 principal balance                                        135,293,633.00
        Class A-3 Principal Payment Amount distribution                                      0.00

        Class A-3 principal balance after current distribution                     135,293,633.00


Class A-4 Principal Schedule
----------------------------

        Opening Class A-4 principal balance                                         31,345,216.00
        Class A-4 Principal Payment Amount distribution                                      0.00

        Class A-4 principal balance after current distribution                      31,345,216.00


Class B Principal Schedule
--------------------------

        Opening Class B principal balance                                            9,663,831.00
        Class B Principal Payment Amount distribution                                        0.00

        Class B principal balance after current distribution                         9,663,831.00


Class C Principal Schedule
--------------------------

        Opening Class C principal balance                                            7,731,065.00
        Class C Principal Payment Amount distribution                                        0.00

        Class C principal balance after current distribution                         7,731,065.00


Class D Principal Schedule
--------------------------

        Opening Class D principal balance                                            3,865,532.00
        Class D Principal Payment Amount distribution                                        0.00

        Class D principal balance after current distribution                         3,865,532.00

                                                                                             0.00

Servicing Fee Schedule, if Heller Financial, Inc. is the Servicer
-----------------------------------------------------------------

        Total Servicing Fee due and accrued ( (iii) + (iv) )                           992,558.54
        Servicing Fee carried forward                                                  505,145.38
                                                                                             0.00
        Servicing Fee distributed                                                      487,413.16


Reserve Fund Schedule
---------------------

        ADCB as of the end of the Collection Period                                257,116,450.22
        Required Reserve Amount (ending ADCB * 0.70%)                                1,799,815.15
        Initial Reserve Fund balance                                                   386,553.00
        Deposit to Reserve Fund - excess funds                                         678,708.71
        Interim Reserve Fund Balance                                                 1,065,261.71
        Current period draw on Reserve Fund for Reserve Interest Payments                    0.00
        Current period draw on Reserve Fund for Reserve Principal Payments                   0.00
        Excess to Certificateholder                                                          0.00
        Ending Reserve Fund balance                                                  1,065,261.71

        Reserve Fund balance as a percentage of ADCB as of the end of the
          Collection Period                                                                  0.41%

Heller Equipment Asset Receivables Trust 1999-1
-----------------------------------------------
Heller Financial, Inc.                                      For the year ended
Annual Summary Statement - Note Factors                     December 31, 1999
                                                            ------------------

        Class A-1
        ---------
        Class A-1 principal balance                               2,444,643.62
        Initial Class A-1 principal balance                     130,040,761.00

        Note factor                                                0.018799057

        Class A-2
        ---------
        Class A-2 principal balance                              66,680,434.00
        Initial Class A-2 principal balance                      66,680,434.00

        Note factor                                                1.000000000

        Class A-3
        ---------
        Class A-3 principal balance                             135,293,633.00
        Initial Class A-3 principal balance                     135,293,633.00

        Note factor                                                1.000000000

        Class A-4
        ---------
        Class A-4 principal balance                              31,345,216.00
        Initial Class A-4 principal balance                      31,345,216.00

        Note factor                                                1.000000000

        Class B
        -------
        Class B principal balance                                 9,663,831.00
        Initial Class B principal balance                         9,663,831.00

        Note factor                                                1.000000000


        Class C
        -------
        Class C principal balance                                 7,731,065.00
        Initial Class C principal balance                         7,731,065.00

        Note factor                                                1.000000000

        Class D
        -------
        Class D principal balance                                 3,865,532.00
        Initial Class D principal balance                         3,865,532.00

        Note factor                                                1.000000000


Heller Financial, Inc. is the Servicer (Yes/No)                            Yes

An Event of Default has occurred  (Yes/No)                                  No


10% Substitution Limit Calculation
----------------------------------

        ADCB as of the Cut-off Date:                            386,553,237.98

        Cumulative DCB of Substitute Contracts
        replacing materially modified contracts                           0.00

        Percentage of Substitute Contracts
        replacing materially modified contracts                           0.00%

        Percentage of Substitute Contracts
        replacing modified contracts exceeds 10% (Yes/No)                   No


5% Skipped Payment Limit Calculation
------------------------------------

        The percent of contracts with Skipped
        Payment modifications                                             0.00%
        The DCB of Skipped Payment modifications
        exceeds 5% of the initial ADCB (Yes/No)                             No
        Any Skipped Payments have been deferred
        later than January 1, 2006                                         N/A

Heller Equipment Asset Receivables Trust 1999-1
--------------------------------------------------------------------------------
Heller Financial, Inc.
Annual Summary Statement - Pool Data

                                                              For the year ended
                                                               December 31, 1999
                                                              ------------------
Pool Data
---------

ADCB as of the first day of the Collection Period                386,553,237.98
ADCB as of the last day of the Collection Period                 257,116,450.22

DCB as of the first day of the Collection Period
of Contracts that became Defaulted Contracts                       2,811,695.61
Number of Contracts that became Defaulted
Contracts during the period                                                  20


DCB of Contracts as of the last day of the
Collection Period that became Prepaid Contracts                   25,573,203.49
Number of Prepaid Contracts as of the last
day of the Collection Period                                                 78

DCB of Contracts as of the last day of the
Collection Period that were added as Substitute Contracts          4,494,740.59
Number of Substitute Contracts as of the last
day of the Collection Period                                                  5

DCB of Contracts as of the last day of the
Collection Period that became Warranty Contracts                           0.00
Number of Warranty Contracts as of the last
day of the Collection Period                                                  0

Recoveries collected relating to Defaulted
Contracts as of the last day of the Collection Period                      0.00

Cumulative Servicer Advances paid by the Servicer                  8,279,833.51
Cumulative reimbursed Servicer Advances                            6,802,151.62


Delinquencies and Losses                Dollars           Percent
------------------------                -------           -------
        Current                     244,642,664.30          95.15%
        31-60 days past due           8,151,417.63           3.17%
        61-90 days past due           3,270,038.27           1.27%
        Over 90 days past due         1,052,330.02           0.41%
                                    --------------         ------
        Total                       257,116,450.22         100.00%

        31+ days past due            12,473,785.92           4.85%


(i)    Cumulative ADCB of Defaulted Contracts
       (cumulative gross losses to date)                           2,811,695.61
(ii)   Cumulative Recoveries realized on
       Defaulted Contracts                                           244,074.41
       Cumulative net losses to date  ( (i) - (ii) )               2,567,621.20
       Cumulative net losses as a percentage of
       the initial ADCB                                                   0.66%